UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2010

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31826 (Commission file number)	42-1406317 (IRS Employer Identification No.)

7700 Forsyth Boulevard, St. Louis, Missouri 63105

(Address of principal executive office and zip code)

Registrant’s telephone number, including area code: (314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 29, 2010, Centene Corporation (the "Company") refinanced a $95 million construction loan ($73.4 million outstanding as of September 30, 2010) with an $80 million 10 year mortgage note payable (the "mortgage note") with an insurance company.  The mortgage note is non-recourse to the Company, bears a 5.14% interest rate, and has a financial covenant requiring a minimum debt service coverage ratio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2011	CENTENE CORPORATION
	By:	/s/ WILLIAM N. SCHEFFEL
William N. Scheffel
Executive Vice President and Chief Financial Officer